UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  (December 14, 2022)

Month 1, 2022

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, The Goodyear Tire & Rubber Company (the “Company”) named Christina L. Zamarro as Executive Vice President and Chief Financial Officer, effective January 1, 2023. Ms. Zamarro succeeds Darren R. Wells, who will become Executive Vice President and Chief Administrative Officer, also effective January 1, 2023.

Ms. Zamarro, 50, joined the Company in 2007 and has been Vice President, Finance and Treasurer since May 2020. Previously, she was Vice President, FP&A and Investor Relations, from April 2018 to April 2020 and Vice President, Investor Relations, from 2014 to March 2018. She has also held various roles in the Company’s Treasury Department, including as Assistant Treasurer, Capital Markets.

Ms. Zamarro will receive an annual base salary of $725,000 and will participate in the Company’s Executive Annual Incentive Plan, with a target annual incentive of $725,000. She will continue to be a participant in the Executive Severance and Change in Control Plan, with her severance multiple increasing from 1.0x to 1.5x, and the other benefit plans and programs that generally are available to Goodyear’s executive officers and associates.

A copy of the news release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

99.1	News release, dated December 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: December 14, 2022	By	/s/ Daniel T. Young
Daniel T. Young
Secretary